UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2018

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-16767	73-1627673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2018, Western New England Bancorp, Inc. (the “Company”) and Westfield Bank (the “Bank”) entered into parallel Employment Agreements with Guida R. Sajdak, Chief Financial Officer and Treasurer of the Company and the Bank (the “Employment Agreements”) in order to retain Ms. Sajdak in an executive capacity. Each of the Employment Agreements provides for an initial three-year term subject to separate one-year extensions as approved by the Board at the end of each anniversary of the effective date, with minimum annual salaries, discretionary cash bonuses and other fringe benefits. The Employment Agreements provide severance benefits in the event the employment of Ms. Sajdak is terminated without “cause” or for “good reason” (as each is defined in the Employment Agreements). The Employment Agreements also include severance protections for Ms. Sajdak if her employment is terminated in connection with a change in ownership or control of the Company or the Bank. The Employment Agreements do not provide for a tax indemnity.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated February 7, 2018, by and between Guida R. Sajdak and Western New England Bancorp, Inc.

10.2	Employment Agreement, dated February 7, 2018, by and between Guida R. Sajdak and Westfield Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

Date: February 7, 2018	By:	/s/ James C. Hagan
James C. Hagan
President & Chief Executive Officer